Exhibit 23.1 — Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-52565) pertaining to the TechTeam Global Retirement Savings Plan of our report dated June 22, 2009, with respect to the financial statements and schedules of the TechTeam Global Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Detroit, Michigan
June 22, 2009

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